Exhibit 10.2
COUSINS PROPERTIES INCORPORATED
DIRECTOR
NON-INCENTIVE STOCK OPTION AND
STOCK APPRECIATION RIGHT CERTIFICATE
THIS CERTIFICATE evidences that an Option and a Stock Appreciation Right (“SAR”) have been granted under the Cousins Properties Incorporated 2009 Incentive Stock Plan, as amended (“Plan”), to Director as of the Award Date with respect to the Awarded Number of Shares of Stock at the Option Price per share, all as defined below and this Option and SAR grant (“Grant”) shall be subject to the terms and conditions set forth in Exhibit A of this Certificate.

“Director”:	<<Name>>

“Award Date”:	<<Date>>

“Awarded Number of Shares of Stock”:	<<Shares >>

“Option Price per Share”:	<<Dollar >>

COUSINS PROPERTIES INCORPORATED
BY:
NAME:
TITLE:

CERTIFICATE
EXHIBIT A
     § 1. Plan. This Grant is subject to all the terms and conditions set forth in the Plan and this Certificate, and all of the capitalized terms not otherwise defined in this Certificate shall have the same meaning in this Certificate as in the Plan. If a determination is made that any term or condition in this Certificate is inconsistent with the Plan, the Plan shall control. A copy of the Plan will be made available to Director upon written request to the corporate Secretary of Cousins Properties Incorporated (“CPI”).
     § 2. Status as Non-ISO. CPI intends that the Option part of this Grant not qualify for any special income tax benefits under § 422 of the Code. Therefore, CPI intends that the exercise of the Option part of this Grant constitute a taxable event to Director for federal income tax purposes and that CPI receive an income tax deduction at exercise for federal income tax purposes for the amount that Director includes in income.
     § 3. Exercise Right. This Grant shall be fully vested on the Award Date and shall be exercisable during the life of the award, as described in § 4 of this Certificate.
     § 4. Life of Award. This Grant shall expire when exercised in full; provided, however, this Grant shall expire, to the extent not exercised in full, on the date which is the tenth anniversary of Award Date, or, if earlier, on the date provided under § 5 of this Certificate.
     § 5. Special Rules.
          (a) Termination of Director’s Service. Except as provided in § 5(b) or § 5(c) of this Certificate, in the event that Director’s service on the Board is terminated for any reason on any date, Director’s right under § 3 of this Certificate to exercise this Grant shall expire immediately and automatically on the last day of the earlier of (1) the ninety (90) day period which immediately follows the last day of Director’s current continuous period of service on the Board or (2) the period described in § 4 of this Certificate.
          (b) Death. In the event that Director (l) dies while serving on the Board or (2) dies while he or she has a right to exercise this Grant under § 5(a)(1) of this Certificate, Director’s right to exercise this Grant under § 5(a)(1) shall be extended and thereafter shall expire immediately and automatically on the last day of the twelve (12) consecutive month period immediately following the date of Director’s death.
          (c) Change in Control. If there is a Change in Control of CPI on any date and the Plan and this Grant are not continued in full force and effect or there is no assumption of the Plan or assumption or substitution of this Grant in connection with such Change in Control, the Board has the right (to the extent expressly required as part of such transaction) to cancel this Grant after providing Director a reasonable opportunity to exercise this Grant, in accordance with § 14.2 of the Plan as in effect on the Award Date.
          (d) No Duplication. If Director exercises his or her right to purchase any share of Stock under the Option part of this Grant, such exercise automatically shall cancel his or her right to exercise the SAR part of this Grant with respect to such share of Stock and, if Director exercises the SAR part of this Grant with respect to any share of Stock, such exercise automatically shall cancel his or her right to exercise the Option part of this Grant with respect to such share of Stock.
     § 6. Method of Exercise.
          (a) Option. Director may (subject to the conditions of this Certificate) exercise the Option part of this Grant in whole or in part (before the date the Option expires) on any normal business day of CPI by (1) delivering to CPI at its principal place of business in

Atlanta, Georgia a written notice (addressed to its corporate Secretary or Chief Financial Officer) of the exercise of such Option and (2) simultaneously paying the Option Price to CPI in cash, by check, in Stock, or through any cashless exercise procedure which is acceptable to the Committee, or in any combination of such forms of payment which results in full payment of the Option Price. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender such Stock to the Committee or its delegate.
          (b) SAR. Director may (subject to the conditions of this Certificate) exercise the SAR part of this Grant in whole or in part (before the date the Option expires) on any normal business day of CPI by delivering to CPI a written notice of the exercise of such SAR.
     § 7. Delivery of Stock Upon Exercise of Option.
          CPI shall (subject to § 16.5 of the Plan) deliver to Director a properly issued certificate for any Stock purchased pursuant to the exercise of all or any portion of the Option part of this Grant as soon as practicable after such exercise, and such delivery shall discharge CPI of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise.
     § 8. Delivery of Stock Upon Exercise of SAR.
          CPI pursuant to any exercise of all or any portion of the SAR part of this Grant shall compute the excess, if any, of the aggregate Fair Market Value of the shares of Stock subject to such exercise on the date of exercise over the aggregate Option Price for such shares (the “Spread”) and shall (subject to § 16.5 of the Plan) as soon as practicable after such exercise deliver to Director whole shares of Stock equal to the Spread (rounding down to the nearest whole share), and such delivery shall discharge CPI of all of its duties and responsibilities and obligations with respect to the shares of Stock subject to such exercise. The number of whole shares of Stock delivered shall be determined using the Fair Market Value of a share of Stock on the date the SAR part of this Grant is exercised. The Fair Market Value of a fractional Share shall be paid in cash.
     § 9. Non-Transferability. This Grant is not transferable (absent the Committee’s consent) by Director other than by will or by the applicable laws of descent and distribution, and this Grant (absent the Committee’s consent) shall be exercisable during Director’s lifetime only by Director. The person or persons to whom this Grant is transferred by will or by the applicable laws of descent and distribution thereafter shall be treated as the Director under this Certificate.
     § 10. Resale of Shares Acquired by Exercise of Option. Upon the receipt of shares of Stock as a result of the exercise of the Option, Director shall, if so requested by CPI, hold such shares of Stock for investment and not with a view of resell or distribution to the public and, if so requested by CPI, shall deliver to CPI a written statement satisfactory to CPI to that effect.
     § 11. Not Contract; No Shareholder Rights; Construction of Certificate. This Certificate (1) shall not be deemed a contract of employment or a right to continue to serve on the Board, (2) shall not give Director any rights of any kind or description whatsoever as a shareholder of CPI as a result of this Grant or his or her exercise of this Grant before the date of the actual delivery of Stock subject to this Grant to such Director, (3) shall not confer on Director any rights upon his or her termination of Board membership in addition to those rights expressly set forth in this Certificate, and (4) shall be construed exclusively in accordance with the laws of the State of Georgia.
     § 12. Other Conditions. If so requested by CPI upon the exercise of this Grant, Director shall (as a condition to the exercise of this Grant) enter into any other agreement or make such other representations prepared by CPI which in relevant part will restrict the transfer of Stock acquired pursuant to the exercise of this Grant and will provide for the repurchase of such Stock by CPI under certain circumstances.
     § 13. Tax Withholding. Director shall have the right to satisfy any applicable minimum federal and state withholding requirements arising out of the exercise of the Option part of this Grant by electing to (1) have CPI withhold shares of Stock that otherwise would be transferred to such Director as a result of the exercise of this Grant, (2) deliver to CPI cash, (3) deliver to CPI shares of Stock acceptable to CPI to the extent necessary to satisfy such requirement or (4) any combination of the foregoing; provided, however, that any such election may be made by Director only if such election shall not be subject to Section 16(b) of the 1934 Act. To the extent Director does not satisfy any such income tax or other applicable withholding requirements by withholding or delivering shares of Stock pursuant to the preceding sentence of this § 13, CPI shall have the right upon the exercise of this Grant to take such action as it deems necessary or appropriate to satisfy any income tax or other applicable minimum withholding requirements.
     § 14. Section 16a. If Director, at the time he or she proposes to exercise any rights under this Grant, is an officer or director of CPI, or is filing ownership reports with the Securities and Exchange Commission under Section 16(a) of the 1934 Act, then Director should consult CPI before Director exercises such rights to determine whether the securities law might subject him or her to additional restrictions upon the exercise of such rights.

OPTION OR SAR EXERCISE FORM
(To be used by Director to exercise the rights to purchase Stock evidenced by the foregoing Option or to exercise the related SAR)
TO: Cousins Properties Incorporated
Please check either (a), (b) or (c).
☐ (a) The Undersigned hereby exercises his/her right to purchase                     shares of Stock covered by the Option grant evidenced by the attached Certificate in accordance with the terms and conditions thereof, and herewith makes payment of the Option Price of such shares in full; or
☐ (b) The Undersigned hereby exercises the SAR evidenced by the attached Certificate with respect to                     shares of Stock covered by the SAR grant in accordance with the terms and conditions thereof; or
☐ (c) The Undersigned hereby exercises (1) his/her right to purchase                     shares of such Stock covered by such Option and herewith makes payment of the Option Price of such shares in full and (2) the SAR with respect to                     shares of such Stock.
If the Undersigned wants shares electronically transferred to a brokerage account, please attach appropriate transfer instructions to this form.

Signature

Address
Dated